UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2018

ADAMAS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1900 Powell Street, Suite 750 Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 450-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

On January 16, 2018, Adamas Pharmaceuticals, Inc., (the “Company”), amended its lease agreement with KBIII Towers at Emeryville, LLC (the “Towers”) to extend its lease until April 30, 2025, and relocate the Company within its current building from the seventh to the tenth and eleventh floors, containing approximately 37,626 rentable square feet (the “Amendment”). The relocation of the Company is expected to occur no later than the second quarter of 2018. Upon relocation, the Company shall pay a base rent of $159,911 for the first twelve months, with the monthly rent increasing approximately $5,000 in each subsequent year until the expiration of the lease.
The above description of the Amendment is a summary of the material terms of the Amendment, does not purport to be complete and is qualified in its entirety by reference to the Amendment which will be filed as an exhibit to the Adamas Pharmaceuticals, Inc. Annual Report on Form 10-K for the year ending December 31, 2017.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMAS PHARMACEUTICALS, INC.

Dated: January 19, 2018	By:	/s/ Jennifer Rhodes
Jennifer Rhodes
Chief Business Officer and General Counsel

3